As filed with the Securities and Exchange Commission on February 26, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NERDY INC.
(Exact name of registrant as specified in its charter)

Delaware	98-1499860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Nerdy Inc.
8001 Forsyth Blvd., Suite 1050
St. Louis, MO 63105
Telephone: (314) 412-1227
(Address of Principal Executive Offices)
Christopher C. Swenson
Chief Legal Officer
Nerdy Inc.
8001 Forsyth Blvd., Suite 1050
St. Louis, MO 63105
(314) 412-1227
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
John M. Mutkoski
Justin S. Anslow
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities
Act.  ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES
Nerdy Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 to register 10,748,713 additional shares of its Class A Common Stock under the Nerdy Inc. 2021 Equity Incentive Plan (the “Plan”), as amended, pursuant to the provisions of the Plan providing for an automatic increase on January 1, 2026, in the number of shares of Class A Common Stock, par value $0.0001 per share, reserved and available for issuance under the Plan. This Registration Statement relates solely to the registration of additional securities of the same class as other securities relating to the Plan for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 27, 2025 (Registration No. 333-285324), February 27, 2024 (Registration No. 333-277392), February 28, 2023 (Registration No. 333-270092), May 6, 2022 (Registration No. 333-264744), and November 29, 2021 (Registration No. 333-261401).
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)	The registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 26, 2026;

(b)
The description of the registrant’s Class A Common Stock contained in the registrant’s registration statement on Form 8-A (File No. 333-248594) filed by the registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 6, 2020, including any amendments or reports filed for the purpose of updating such description; and

(c)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant’s annual report referred to in (a) above, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement indicating that all of the shares of Class A Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Under no circumstances will any information filed under current items 2.02 or 7.01 of any Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Nerdy Inc.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Nerdy Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 filed with the Company’s Form 8-K filed on September 24, 2021 (File No. 001-39595)).

99.2	First Amendment to the Nerdy Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 filed with the Company’s Form 8-K filed on May 5, 2022 (File No. 001-39595)).

107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 26th day of February, 2026.

Nerdy Inc.

By:	/s/ Charles Cohn
Name: Charles Cohn
Title: President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Charles Cohn and Jason Pello as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Charles Cohn	Director, President, and Chief Executive Officer (Principal Executive Officer)	February 26, 2026
Charles Cohn

/s/ Jason Pello	Chief Financial Officer (Principal Financial and Accounting Officer)	February 26, 2026
Jason Pello

/s/ Abigail Blunt	Director	February 26, 2026
Abigail Blunt

/s/ Robert Hutter	Director	February 26, 2026
Robert Hutter

/s/ Christopher Marshall	Director	February 26, 2026
Christopher Marshall

/s/ Gregory Mrva	Director	February 26, 2026
Gregory Mrva

/s/ Stuart Udell	Director	February 26, 2026
Stuart Udell
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